UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 2, 2014

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 2, 2014, Danaher Corporation announced that its leadership transition would be accelerated to September 9, 2014. H. Lawrence Culp, Jr. will retire as President and Chief Executive Officer and as a member of the Board effective September 9, 2014, but will continue his employment with the Company as senior advisor until March 1, 2016.

The Board will appoint Thomas P. Joyce, Jr., age 53, as President and Chief Executive Officer, to the Company’s Board and to the Board’s Finance and Executive Committees, in each case effective as of September 9, 2014. Since joining Danaher in 1989, Mr. Joyce has served in a series of progressively more responsible general management positions and as a Danaher officer since 2002, including as Vice President-Group Executive of Danaher from 2002 to 2006, as Executive Vice President of Danaher from 2006 to April 2014 and as Executive Vice President-CEO Designate since April 2014. His broad operating and functional experience and in-depth knowledge of Danaher’s businesses and of the Danaher Business System are of significant value to the Board given the complex, diverse nature of Danaher’s portfolio.

The Company issued a press release on September 2, 2014 announcing Mr. Culp’s retirement and Mr. Joyce’s appointment. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release dated September 2, 2014 announcing management changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: September 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 2, 2014 announcing management changes